UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2009

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AE BIOFUELS, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-51354	26-1407544
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20400 Stevens Creek Blvd., Suite 700

Cupertino, California 95014

(Address of Principal Executive Office) (Zip Code)

(408) 213-0940

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

$5 Million Revolving Line of Credit Agreement with Laird Cagan

On August 17, 2009, International Biodiesel, Inc., a wholly owned subsidiary of AE Biofuels, Inc., entered into a Revolving Line of Credit Agreement with Laird Q. Cagan, a former member of the Company’s board of directors and a significant stockholder (the “Lender”), for $5,000,000.  The Revolving Line of Credit is secured by accounts, investments, intellectual property, securities and other collateral of AE Biofuels, Inc. excluding the collateral securing the Company’s obligations under the Note and Warrant Purchase Agreement with Third Eye Capital Corporation and Third Eye Capital ABL Opportunities Fund.  The Revolving Line of Credit bears interest at the rate of 10% per annum and matures on July 1, 2011, at which time the outstanding advances under the Revolving Line of Credit together with any accrued interest and other unpaid charges or fees will become due.

Upon certain events, the Lender may declare a default upon 10 days prior written notice.  Upon an event of default, the Lender may accelerate the outstanding indebtedness together with all accrued interest thereon and demand immediate repayment.

Item 2.04

Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Notice of Default under the Note and Warrant Purchase Agreement with Third Eye Capital Corporation

On August 11, 2009, AE Biofuels, Inc. (the “Company”) received a notice of default under the Note and Warrant Purchase Agreement dated as of May 16, 2008 (as amended, supplemented and modified from time to time, the “Purchase Agreement”), among AE Biofuels, Inc., Third Eye Capital Corporation, as agent, and Third Eye Capital ABL Opportunities Fund, as purchaser, asserting that the Company failed to maintain its current ratio and stock market capitalization covenants and as a result Events of Default have occurred and are continuing.  The notice of default demands repayment of the entire outstanding indebtedness of $5 million together with all accrued interest thereon and any applicable fees and expenses.  Upon the occurrence and during the continuance of an Event of Default, interest accrues at the default interest rate of 18% pursuant to the Purchase Agreement.  If the entire principal amount of indebtedness under the Purchase Agreement was paid in full on July 31, 2009, we estimate that the amount would have been approximately $5.5 million.   Interest continues to accrue at the default rate in the amount of approximately $80,000 per month during the continuance of default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AE BIOFUELS, INC.

By:	/s/ SCOTT A. JANSSEN
Scott A. Janssen Chief Financial Officer

Date:  August 17, 2009